Exhibit 99.1
NEWS RELEASE — for immediate release
Alexza Reports First Quarter Financial Results and
Updates Its Development Pipeline
Palo Alto, California — May 15, 2006 — Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) today reported its financial results for the first quarter ended March 31, 2006, and provided an update on the Company’s progress with its 2006 milestones. In its first quarter as a public company, Alexza’s net loss was $8.4 million, compared to a net loss of $5.8 million for the same period in 2005. As of March 31, 2006, the Company’s cash, cash equivalents and marketable securities totaled $73.1 million, compared to $38.4 million as of December 31, 2005.
Recent Alexza Highlights
Since the beginning of 2006, Alexza has made the following progress with its 2006 milestones and with its Staccato™ system-based product candidates:
•	In February, Alexza filed an Investigational New Drug Application for AZ-003 (Staccato fentanyl). In April, the Company initiated a Phase I clinical trial with AZ-003, which is being developed for the treatment of patients with acute pain episodes. Based upon initial enrollment rates, Alexza believes the Phase I clinical trial will be completed by the end of 2006.
•	In March, Alexza completed its initial public offering (IPO) of 6,325,000 common shares, including the exercise of the full underwriter’s over-allotment option. The offering contributed $44.9 million of net proceeds to the Company.
•	In April, Alexza initiated a Phase IIa clinical trial with AZ-002 (Staccato alprazolam) in patients with panic disorder. Based on initial enrollment rates, Alexza believes the Phase IIa clinical trial will be completed by the end of 2006.
“We welcome the new Alexza shareholders as a result of our successful IPO in March,” said Thomas B. King, Alexza President and CEO. “At the beginning of 2006, we outlined an aggressive set of goals for the Company. We are pleased to report substantial progress with the completion of our initial public offering and the initiation of two new clinical trials with AZ-002 and AZ-003.”

First Quarter Financial Results
The net loss for the first quarter of fiscal 2006, as reported in accordance with accounting principles generally accepted in the United States (GAAP), was $8.4 million, compared to a net loss of $5.8 million in the first quarter of fiscal 2005. On January 1, 2006, Alexza adopted FAS 123R and is reporting employee stock-based compensation expense. The adoption had an immaterial impact on the current quarter.
Excluding non-cash share-based compensation expense, non-GAAP net loss was $8.6 million compared to a non-GAAP net loss for first quarter 2005 of $4.9 million. The Company recognized a recovery of share-based compensation recognized in previous periods related to stock option awards subject to variable accounting.
Operating expenses were $8.8 million in the first quarter of fiscal 2006 compared to $7.1 million for the first quarter of fiscal 2005, an increase of $1.7 million. The increase resulted from increased spending on preclinical and clinical development of the Company’s four product candidates, internal research efforts, increased personnel related costs to support these increased efforts and costs related to necessary infrastructure to support operating as a public company.
Note: Alexza’s non-GAAP net loss excludes non-cash share-based compensation expense. The differences in non-GAAP and GAAP numbers are reconciled in the table below (in thousands):

	Three Month Ended March 31,
	2006	2005
GAAP net loss	$(8,431)	$(5,762)
Share-based compensation expense	(138)	896

Non-GAAP net loss	$(8,569)	$(4,866)

Conference Call Information
Alexza will host a conference call at 4:30 p.m. Eastern Time today. To access the conference call via the Internet, go to www.alexza.com. To access the live conference call via phone, dial 1-800-299-0148. International callers may access the live call by dialing 1-617-801-9711. The reference number to enter the call is 65230502.
The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via phone at 1-888-286-8010 for domestic callers or 1-617-801-6888 for international callers. The reference number to enter the call and the replay of the call is 32562043.
About Alexza Pharmaceuticals
Alexza Pharmaceuticals is an emerging pharmaceutical company focused on the development and commercialization of novel, proprietary products for the treatment of acute and intermittent conditions. The Company’s technology, the Staccato system, vaporizes unformulated drug compound to form a condensation aerosol that allows rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience. The Company has four product candidates in clinical development; AZ-001 (Staccato prochlorperazine) for the treatment of acute migraine headaches, AZ-002 (Staccato alprazolam) for the acute treatment of panic attacks associated with panic disorder, AZ-004 (Staccato loxapine) for the treatment of acute agitation in patients with schizophrenia and AZ-003 (Staccato fentanyl) for the treatment of patients with acute pain. To learn more about Alexza, please visit the web site at www.alexza.com.
Safe Harbor Statement
This press release includes forward-looking statements regarding the development, therapeutic potential and safety of the Company’s products and technologies. Any statement describing a product candidate or Alexza’s goals, expectations, intentions or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs that are intended to be safe and effective for use as therapeutics. Alexza’s forward-looking statements also involve assumptions that, if they do not materialize or prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements.

These statements are based only on facts and factors known by Alexza as of the date hereof. As a result, investors are cautioned not to rely on these forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in Alexza’s prospectus dated March 8, 2006, and in Alexza’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, including the risks under the headings “We have a history of net losses. We expect to continue to incur substantial and increasing net losses for the foreseeable future, and we may never achieve or maintain profitability.” “We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.” “Failure or delay in commencing or completing clinical trials for our product candidates could harm our business” and “If our product candidates do not meet safety and efficacy endpoints in clinical trials, they will not receive regulatory approval, and we will be unable to market them.” Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures. Alexza management does not suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures. The Company believes it is useful for management and investors to review both GAAP information and non-GAAP financial measures to have a better understanding of the overall performance of the Company’s business and trends relating to its financial condition and results of operations.

CONTACT:	Thomas B. King President & CEO 650.687.3900 tking@alexza.com

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Statements of Operations
(unaudited, in thousands except per share data)

	Three Months Ended
	March 31, 2006
	GAAP [1]	Difference [3]	Non-GAAP[2]
Revenue	$160	$—	$160

Operating expenses

Research and development	7,340	(210)	7,130

General and administrative	1,483	348	1,831

Total operating expenses	8,823	138	8,961

Loss from operations	(8,663)	(138)	(8,801)

Interest and other income, net	389	—	389

Interest expense	(157)	—	(157)

Net loss	$(8,431)	$(138)	$(8,569)

Basic and diluted net loss per share	$(1.15)

Shares used to compute basic and diluted net loss per share	7,316

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Non-GAAP amounts exclude stock-based compensation expense.

[3]	Represents stock-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Statements of Operations (continued)
(unaudited, in thousands except per share data)

	Three Months Ended
	March 31, 2005
	GAAP [1]	Difference [3]	Non-GAAP [2]
Revenue	$1,019	$—	$1,019

Operating expenses

Research and development	5,298	(117)	5,181

General and administrative	1,810	(779)	1,031

Total operating expenses	7,108	(896)	6,212

Loss from operations	(6,089)	896	(5,193)

Interest and other income, net	385	—	385

Interest expense	(58)	—	(58)

Net loss	$(5,762)	$896	$(4,866)

Basic and diluted net loss per Share	$(3.54)

Shares used to compute basic and diluted net loss per share	1,629

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Non-GAAP amounts exclude stock-based compensation expense.

[3]	Represents stock-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage enterprise)
Condensed Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
	2006	2005
Assets
Cash, cash equivalents and marketable securities	$73,123	$38,369
Other current assets	1,148	1,832

Total current assets	74,271	40,201

Property and equipment, net	7,485	6,774
Other non-current assets	416	430

	$82,172	$47,405

Liabilities and stockholders’ equity (deficit)

Current liabilities	$7,139	$9,441
Non-current liabilities	5,749	5,155
Convertible preferred stock	—	107,194
Stockholders equity (deficit)	69,284	(74,385)

	$82,172	$47,405